2014 First Quarter Results Exhibit 3

Forward looking information
This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B.
de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.
UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS,
BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

1Q14 results highlights
During the quarter, we had higher maintenance and inventory drawdown which negatively affected operating EBITDA; adjusting for these effects and for the higher number of business days in our operations, operating EBITDA on a like-to-like basis increased by 15%
Millions of US dollars
2014 2013 % var
l-t-l   %
var
2014 2013 % var
l-t-l %
var
Net sales 3,591 3,319 8% 10% 3,591 3,319 8% 10%
Gross profit 986 909 8% 12% 986 909 8% 12%
Operating earnings before
other expenses, net
268 239 12% 20% 268 239 12% 20%
Operating EBITDA 535 521 3% 7% 535 521 3% 7%
Free cash flow after
maintenance capex
(454) (483) 6% (454) (483) 6%
January – March First Quarter

3M14 vs. 3M13	1Q14 vs. 1Q13	1Q14 vs. 4Q13
Domestic gray cement	Volume (l-t-l[1])	8%	8%	(5%)
	Price (USD)	(2%)	(2%)	2%
	Price (l-t-l[1])	1%	1%	3%
Ready mix	Volume (l-t-l[1])	8%	8%	(9%)
	Price (USD)	4%	4%	2%
	Price (l-t-l[1])	3%	3%	2%
Aggregates	Volume (l-t-l[1])	12%	12%	(10%)
	Price (USD)	6%	6%	5%
	Price (l-t-l[1])	4%	4%	6%

▪

▪

Consolidated volumes and prices
Increase in reported quarterly domestic gray cement volumes in all of our regions
Consolidated prices for our three core products increased sequentially on a like-to-like basis in local-currency and in U.S.-dollar terms
1
Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations

Consolidated cement, ready-mix and aggregates volumes increased by 8%, 8% and
12%, respectively
Consolidated prices in local-currency for cement, ready-mix and aggregates increased sequentially by 3%, 2% and 6%, respectively
Operating EBITDA increased by 15% on a like-to-like basis and adjusting for seasonal maintenance and inventory drawdown effects as well as for business days
Conversion of approximately US$280 million of our 4.875% convertible subordinated notes due 2015
Issuance during April of 6.00% senior secured notes for US$1 billion maturing in
2024 and 5.25% senior secured notes for €400 million maturing in 2021

1Q14 achievements

First Quarter 2014 Regional Highlights

Mexico
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 1% 1% (7%)
Ready mix 4% 4% (11%)
Aggregates 15% 15% (10%)
Price (LC)
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement (1%) (1%) 6%
Ready mix 1% 1% 1%
Aggregates (1%) (1%) (0%)
Millions of
US dollars
Net Sales 737 780 (6%) (1%) 737 780 (6%) (1%)
Op. EBITDA 250 263 (5%) (1%) 250 263 (5%) (1%)
as % net sales 34.0% 33.8% 0.2pp 34.0% 33.8% 0.2pp
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Increase in year-over-year volumes in our three
core products
Cement prices increased 7% from December
2013 to March 2014
The infrastructure and formal residential
sectors were the main drivers of consumption
for our products
During the quarter, the self-construction sector
showed slight growth driven by an increase in
remittances

United States
Millions of
US dollars
Net Sales 792 736 8% 11% 792 736 8% 11%
Op. EBITDA 28 19 48% 38% 28 19 48% 38%
as % net sales 3.5% 2.6% 0.9pp 3.5% 2.6% 0.9pp
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 9% 9% (6%)
Ready mix 0% 0% (2%)
Aggregates (6%) (6%) (5%)
Price (LC)
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 1% 1% 2%
Ready mix 8% 8% 3%
Aggregates 13% 13% 6%
EBITDA increase fueled by steady volume growth,
healthy pricing gains and favorable operating
leverage
Average daily cement and pro-forma ready-mix
volumes increased despite unfavorable weather
conditions
Sequential price increases in our three core
products
Increase in operating leverage partially offset by
maintenance work brought forward due to
weather conditions
The residential and industrial-and-commercial
sectors continued to be the main drivers of
demand in most of our major markets

Nothern Europe
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 22% 22% (22%)
Ready mix 15% 15% (19%)
Aggregates 26% 26% (17%)
Price (LC)
1
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement (1%) (1%) 2%
Ready mix (1%) (1%) 4%
Aggregates (3%) (3%) 7%
Millions of
US dollars
Net Sales 912 756 21% 15% 912 756 21% 15%
Op. EBITDA 13 (17) N/A N/A 13 (17) N/A N/A
as % net sales 1.4% (2.2%) 3.6pp 1.4% (2.2%) 3.6pp
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Year-over-year cement, ready-mix, and
aggregates volumes increased in all countries,
driven by better macroeconomic conditions in the
region and favorable weather in most countries
Sequential regional prices in local-currency terms
increased for all our main products
In Germany and the UK, demand for our products
was driven by the residential sector
Improvement in infrastructure spending, from a
low base in 2013, as well as an improvement in
the housing sector contributed to the increased
volumes in Poland
1
Volume-weighted, local-currency average prices

Mediterranean
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 2% 2% (2%)
Ready mix 11% 11% 6%
Aggregates 6% 6% 3%
Price (LC)¹
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 8% 8% 2%
Ready mix 4% 4% 1%
Aggregates 17% 17% 16%
Millions of
US dollars
Net Sales 412 347 19% 16% 412 347 19% 16%
Op. EBITDA 81 73 11% 11% 81 73 11% 11%
as % net sales 19.7% 21.1% (1.4pp) 19.7% 21.1% (1.4pp)
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Increase during the quarter in cement volumes in
Croatia and the UAE more than offset the decline
in Spain and Egypt
Regional price increases in local-currency terms,
on a sequential basis, for our three core products
In Egypt, the informal sector continued to be the
main driver for cement demand
Ready-mix volumes in Israel increased by 17%
during the quarter
In Spain, volumes of our products were affected
by low activity in all sectors
1
Volume-weighted, local-currency average prices

South, Central America and the Caribean
1
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 538 497 8% 16% 538 497 8% 16%
Op. EBITDA 187 188 (0%) 6% 187 188 (0%) 6%
as % net sales 34.7% 37.8% (3.1pp) 34.7% 37.8% (3.1pp)
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Increase in regional cement volumes mainly
driven by growth in Colombia, the Dominican
Republic, Costa Rica, Nicaragua, El Salvador and
Guatemala
In Colombia, positive performance during the
quarter was mainly driven by the residential and
infrastructure sectors
In Panama, the residential and industrial-and-
commercial sectors were the main drivers of
consumption; quarterly volumes reflect reduced
consumption rate and stoppages from the Canal
expansion project; with lower volumes to the
Canal project, weighted average prices have
increased
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 16% 16% 1%
Ready mix 16% 16% 1%
Aggregates 27% 27% 0%
Price (LC)
1
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement (0%) (0%) 1%
Ready mix 2% 2% 2%
Aggregates (1%) (1%) 5%

Asia
1
Volume-weighted, local-currency average prices
Volume
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 10% 10% 15%
Ready mix (11%) (11%) (0%)
Aggregates 67% 67% (1%)
Price (LC)
1
2014 vs.
2013
1Q14 vs.
1Q13
1Q14 vs.
4Q13
Cement 3% 3% 1%
Ready mix 12% 12% 4%
Aggregates 23% 23% 9%
Millions of
US dollars
Net Sales 146 142 3% 14% 146 142 3% 14%
Op. EBITDA 26 24 8% 12% 26 24 8% 12%
as % net sales 17.7% 16.8% 0.9pp 17.7% 16.8% 0.9pp
1Q14 1Q13 % var l-t-l % var 2014 2013 % var l-t-l % var
Increase in domestic cement volumes during the
quarter reflects positive performance in the
Philippines mainly driven by the residential sector
Sequential regional price increases in our three
core products in local-currency terms
Increase in regional operating EBITDA favored by
strong prices and higher cement volumes
Growth in cement volumes in the Philippines
reflects positive performance from the residential
and industrial-and-commercial sectors, as well as
from infrastructure spending, which includes
projects related to reconstruction efforts

1Q14 Results

Operating EBITDA, cost of sales and operating expenses
Millions of US dollars
2014 2013 % var
l-t-l
% var
2014 2013 % var
l-t-l
% var
Net sales 3,591 3,319 8% 10% 3,591 3,319 8% 10%
Operating EBITDA 535 521 3% 7% 535 521 3% 7%
as % net sales
14.9% 15.7% (0.8pp) 14.9% 15.7% (0.8pp)
Cost of sales 2,605 2,410 (8%) 2,605 2,410 (8%)
as % net sales
72.5% 72.6% 0.1pp 72.5% 72.6% 0.1pp
Operating expenses 718 669 (7%) 718 669 (7%)
as % net sales
20.0% 20.2% 0.2pp 20.0% 20.2% 0.2pp
January – March First Quarter
Our operating EBITDA increased by 15% on a like-to-like basis and adjusting for higher maintenance, inventory drawdown, and the higher number of business days in our operations during the quarter
Operating EBITDA margin, adjusted for the effected mentioned above, increased by 0.8pp
Cost of sales, as a percentage of net sales, decreased by 0.1pp reflecting a reduction in workforce

Free cash flow
Millions of US dollars
2014 2013 % var 2014 2013 % var
Operating EBITDA 535 521 3% 535 521 3%
- Net Financial Expense 350 357 350 357
- Maintenance Capex 69 48 69 48
- Change in Working Cap 304 332 304 332
- Taxes Paid 227 276 227 276
- Other Cash Items (net) 39 (9) 39 (9)
Free Cash Flow after Maint.Capex (454) (483) 6% (454) (483) 6%
- Strategic Capex 23 27 23 27
Free Cash Flow (477) (510) 6% (477) (510) 6%
January – March First Quarter
Working capital days increased to 29, from 28 days during the same period in 2013

Other expenses, net, of US$38 million during the quarter mainly included severance payments and a loss in sales of fixed assets
Gain on financial instruments of US$44 million related mainly to CEMEX shares
Controlling interest net loss of US$293 million mainly due to a lower gain on financial instruments and higher financial and other expenses, net, which more than offset higher operating earnings before other expenses and a lower foreign-exchange loss

Other income statement items

First Quarter 2014 Debt Information

Conversion of approximately US$280 million of our 4.875% convertible subordinated notes due 2015
Issuance of US$1 billion of 6.00% senior secured notes maturing in 2024 and €400 million of
5.25% senior secured notes maturing in 2021. Proceeds used to pay:
• US$597 million of our 9.25% senior secured notes due 2020
• US$483 million of our 9.00% senior secured notes due 2018
• The remaining €130 million of our 9.675% senior secured notes due 2017
• The remaining €115 million of our 8.875% senior secured notes due 2017, which will be paid at their call date on May 12
During the quarter, total debt plus perpetual securities decreased by US$300 million
• Negative conversion effect during the quarter of US$4 million

Debt-related information

6,000
5,000
4,000
3,000
2,000
1,000
0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Consolidated debt maturity profile
1
CEMEX has perpetual debentures totaling US$477 million
2
Due to call exercises (including premiums payment) of €135 million 9.625% senior secured notes due 2017 and €120 million 8.875% senior secured notes due 2017, on April  25, 2014 and May 12, 2014, respectively, and in accordance with IFRS regulations, both transactions are registered as short term
3
Convertible Subordinated Notes include only the debt component of US$1,899 million. Total notional amount is about US$2,102 million
Total debt excluding perpetual notes
1
as of March 31, 2014
US$ 16,693 million
645
1,211
3,221
1,185
918
1,004
4,296
2,540
Millions of
US dollars
1,513
160
Fixed Income
2
New Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes
3
• Avg. life of debt: 4.3 years

6,000
5,000
4,000
3,000
2,000
1,000
0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Consolidated debt maturity profile –
pro forma¹
Total debt excluding perpetual notes²
as of March 31, 2014 pro forma¹
US$ 16,810 million
293
1,211
2,744
585
918
1,553
4,296
2,540
Millions of
US dollars
Fixed Income
New Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes³
1,513
996
1
Pro forma includes: (a) full redemption of €130 million 9.625% senior secured notes due 2017 and €115 million 8.875% senior secured notes due
2017, on April  25, 2014 and May 12, 2014, respectively; (b) tender offer results of US$527 million 9.250% senior secured notes due 2020 and
US$528 million 9.000% senior secured notes due 2018; and (c) US$1 billion 6.000% senior secured notes due 2024 and €400 million 5.250%
senior secured notes due 2021, issued on April 1, 2014
2
CEMEX has perpetual debentures totaling US$477 million
3
Convertible Subordinated Notes include only the debt component of US$1,899 million. Total notional amount is about US$2,102 million
• Avg. life of debt: 4.7 years
160

Appendix

Millions of US dollars	First Quarter 2014	First Quarter 2013	% Var.	Fourth Quarter 2013
Total debt[1]	16,693	16,528	1%	16,993
Short-term	6%	3%		2%
Long-term	94%	97%		98%
Perpetual notes	477	471	1%	477
Cash and cash equivalents	845	817	3%	1,163
Net debt plus perpetual notes	16,325	16,182	1%	16,306
Consolidated Funded Debt[2] / EBITDA[3]	5.54	5.58		5.49
Interest coverage[3 4]	2.12	2.06		2.11

Additional information on debt and perpetual notes
1
Includes convertible notes and capital leases, in accordance with IFRS
2
Consolidated Funded Debt as of March 31, 2014 was US$14,706 million, in accordance with our contractual obligations under the
Facilities Agreement
3
EBITDA calculated in accordance with IFRS
4
Interest expense in accordance with our contractual obligations under the Facilities Agreement
Interest rate
Fixed
66%
Variable
34%
Currency denomination
U.S. dollar
88%
Euro
10%
Mexican peso
2%

Domestic gray cement 1Q14 vs. 1Q13			Ready mix 1Q14 vs. 1Q13			Aggregates 1Q14 vs. 1Q13		
	Volumes	Prices (USD)	Prices (LC)	Volumes	Prices (USD)	Prices (LC)	Volumes	Prices (USD)	Prices (LC)
Mexico	1%	(6%)	(1%)	4%	(3%)	1%	15%	(5%)	(1%)
U.S.	9%	1%	1%	0%	8%	8%	(6%)	13%	13%
Germany	30%	6%	2%	29%	10%	5%	41%	4%	(0%)
Poland	38%	6%	1%	13%	(9%)	(13%)	69%	(5%)	(9%)
France	N/A	N/A	N/A	12%	2%	(2%)	13%	5%	1%
UK	2%	9%	1%	7%	11%	2%	16%	11%	2%
Spain	(5%)	(1%)	(4%)	(3%)	11%	7%	(24%)	(0%)	(4%)
Egypt	(3%)	11%	15%	(10%)	8%	12%	(28%)	(29%)	(26%)
Colombia	34%	(12%)	(2%)	23%	(9%)	2%	38%	(11%)	(1%)
Panama	(17%)	16%	16%	7%	2%	2%	6%	0%	0%
Costa Rica	14%	(2%)	5%	(17%)	2%	9%	(11%)	(2%)	5%
Philippines	13%	(8%)	2%	N/A	N/A	N/A	N/A	N/A	N/A

23 1Q14 volume and price summary: Selected countries

3M14 / 3M13: Results for the first three months of the years 2014 and 2013, respectively.
Cement: When providing cement volume variations, refers to domestic gray cement operations
(starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).
LC: Local currency.
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.
Maintenance capital expenditures: Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.
Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.
pp: Percentage points.
Strategic capital expenditures: Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Definitions

Investor Relations

- In the United States
  +1 877 7CX NYSE
- In Mexico
  +52 81 8888 4292
- ir@cemex.com

Stock Information

- NYSE (ADS): CX
- Mexican Stock Exchange: CEMEXCPO
- Ratio of CEMEXCPO to CX:10 to 1

25 Contact information Calendar of Events July 18, 2014 Second quarter 2014 financial results conference call October 23, 2014 Third quarter 2014 financial results conference call